EXECUTION VERSION
STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (the “Agreement”) is made and entered into by and between each of the parties identified on Exhibit A hereto (each, a “Seller” and collectively, the “Sellers”), and Rimini Street, Inc., a Delaware corporation (the “Purchaser”), effective as of October 30, 2020 (hereinafter called the “Effective Date”). The Sellers and the Purchaser are hereinafter collectively called the “Parties.” All amounts herein denoted by ($) are in United States dollars.
RECITALS
A.WHEREAS, the Sellers own shares of the 13.00% Series A Redeemable Convertible Preferred Stock, par value $0.0001, of the Purchaser (“Preferred Stock”); and
B.WHEREAS, the term “Preferred Stock” shall mean and include all of the Sellers’ right, title, and interest in and to the shares of Preferred Stock set forth on Exhibit A and the associated rights and obligations arising under such Preferred Stock (collectively, the “Transferred Shares”), including the associated rights and obligations in respect of such Preferred Stock pursuant to the Purchaser’s outstanding Convertible Secured Promissory Notes issued July 2018 (the “Note Obligations”); provided, however, that the rights and obligations transferring subject to this Agreement shall only include the rights and obligations arising under such Transferred Shares and shall not include any Preferred Stock or Note Obligations not transferred pursuant to this Agreement that remain owned by the Sellers following the Effective Date; and
C.WHEREAS, the Sellers have made an offer to Purchaser to sell, assign, transfer, and convey the Transferred Shares to the Purchaser and the Purchaser has agreed to purchase the Transferred Shares from the Sellers on the terms hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Sellers and the Purchaser agree as follows:
1.Recitals. The foregoing recitals are correct and complete and constitute the basis for this Agreement and they are incorporated into this Agreement for all purposes.
2.Purchase Price. The purchase price (less any applicable withholding taxes) to be paid by the Purchaser to each Seller for the Transferred Shares shall be as specified on Exhibit A for an aggregate total of Four Million, Five Hundred Fifty-Four Thousand, One Hundred and Sixty-Six Dollars and Sixty-Seven Cent ($4,554,166.67) for a total of 5,000 shares of Series A Preferred Stock. The amounts set forth in this Section 2 (including Exhibit A) shall collectively hereinafter be called the “Purchase Price.”
3.Seller Warranties and Representations. Each Seller warrants and represents to the Purchaser as follows:
(a)The Seller is the registered owner of the Transferred Shares set forth on Exhibit A opposite the name of the Seller with full good and valid title thereto free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”), and at the Closing, upon the sale and delivery of, and payment for, such Shares as provided herein, such Seller shall convey to the Purchaser good and valid title to such Shares, free and clear of all Liens. The Seller is the lawful owner in every respect, legal and equitable, direct and indirect, of the Transferred Shares. The undersigned is authorized to execute this Agreement on behalf of and as the act of the Seller.

(b)Such Seller has full power and authority to tender, sell, assign and transfer full legal ownership of the Transferred Shares set forth next to such Seller’s name on Exhibit A hereto to the Purchaser and is not required to obtain the approval of any person or governmental entity to effect the sale and transfer of such Transferred Shares. Such Seller has all requisite competence, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transaction contemplated hereby and have taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c)The undersigned signatory is authorized to execute this Agreement on behalf of and as the act of the Seller. This Agreement has been duly and validly authorized, executed and delivered by such Seller.
(d)Seller has been duly organized and is legally existing and in good standing under the laws of its jurisdiction of incorporation or organization.
(e)The Transferred Share are not certificated and transfer thereto will be effected by delivery of duly executed stock powers accompanying this Agreement.
(f)The Seller will, upon request, execute and deliver any additional documents or take such acts necessary or reasonably desirable to complete the sale, assignment, and transfer of such Transferred Shares and delivery of all related rights and waivers tendered hereby.
(g)The Seller initiated this transaction with the Company on a voluntary basis, has adequate information from its own sources notwithstanding any non-disclosure of material non-public information by the Company and was given adequate time and information to consider this transaction. No representative or agent of the Purchaser exerted pressure of any kind on the Seller to participate in this transaction.
(h)The Seller is a sophisticated institutional investor with knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the transaction under this Agreement, and the Seller is well acquainted with the operations of the Purchaser. The Seller confirms and acknowledges that it is relying exclusively on its own investigation and sources of information, and is not relying on and is not intending to rely on any communication (written or oral) of Purchaser, as investment advice or as a recommendation to sell the Transferred Shares, including any information about recent quarterly updates about the business of the Purchaser or otherwise.
4.Purchaser Warranties and Representations. The Purchaser warrants and represents to the Sellers as follows:
(a)The Purchaser has been duly organized and is legally existing and in good standing under the laws of the State of Delaware.

(b)The Purchaser has all necessary Board authorization to enter into this Agreement and carry out its obligations, including its payment obligations hereunder. The undersigned signatory is authorized to execute this Agreement on behalf of and as the act of the Purchaser. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser.

(c)The Purchaser will, upon request, execute and deliver any additional documents necessary or reasonably desirable to complete the sale of the Transferred Shares and delivery of all related rights and waivers pursuant to the terms of this Agreement.

5.Transfer of the Transferred Shares. For and in consideration of the payment of the Purchase Price (less any applicable withholding taxes), the Sellers shall sell, assign, transfer, and convey all right, title, and interest in and to the Transferred Shares to the Purchaser effective as of the Closing Date (as defined below). This Agreement does not constitute not a redemption as set forth by the Certificate of Designation of the Transferred Shares, but is a privately negotiated agreement between the Parties.
The Sellers tender to the Purchaser the associated rights of such Transferred Shares, including, but not limited to, the Note Obligations, the conversion right, liquidation preference, and all dividends in arrears. Without limiting the generality of the foregoing, no dividends shall be paid or other payments made for any period, including any period prior to the Effective Date, in respect of the Transferred Shares.
6.Closing. The closing of the transaction contemplated by this Agreement is contingent on the submission and accurate completion of all deliverables listed below except as may be waived (together, the “Deliverables”). The “Closing” or “Closing Date” as used in this Agreement shall be the date upon which the each of the Sellers shall have delivered to the Purchaser the following Deliverables:
(a)A fully executed stock power representing the transfer and assignment of the Transferred Shares to Purchaser, together with an originally-executed medallion signature guarantee representing the transfer of the Transferred Shares to Purchaser; and

(b)Such other instruments and certificates as may be reasonably requested by Purchaser.

On the Closing Date, the Purchaser shall pay to the Sellers, against delivery of the Transferred Shares by the documents listed above, the Purchase Price in cash by wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Sellers to the Purchaser prior to the Closing Date.

7.Taxes. The US federal income tax, transfer tax and any other tax or stamp duty consequences to the Sellers of the sale, assignment, transfer, and conveyance of the Transferred Shares shall be the sole responsibility and liability of the Sellers. The Purchaser urges the Sellers to consult its tax advisor to determine its particular local, state, federal, and foreign tax consequences of participating in this transaction.
8.Mutual Waiver and Release. Each Seller, on behalf of itself and its Representatives (as defined below), hereby releases and forever discharges the Purchaser and its Representatives from any and all claims and demands of every kind and nature, at law, in equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, threatened, not threatened or that could have been threatened, whether arising prior to or on the date of this Agreement and regardless of subject matter arising out of or relating to the Transferred Shares, this Agreement and the transactions contemplated hereby. The Purchaser, on behalf of itself and its Representatives, hereby releases and forever discharges the Sellers and their Representatives from any and all claims and demands of every kind and nature, at law, in equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, threatened, not threatened or that could have been threatened, whether arising prior to or on the date of this Agreement and regardless of subject matter arising out of or relating to the Transferred Shares, this Agreement and the transactions contemplated hereby, other than the representations and agreements explicitly set forth in this Agreement. Each Party to this Agreement acknowledges and agrees that the foregoing mutual releases will include any and all shareholder or derivative actions relating to or arising out of the ownership of the Transferred Shares. Each Party to this Agreement agrees to defend, indemnify and hold harmless the Company and its Representatives from and against any and all damages, losses, costs, expenses (including reasonably legal fees and expenses) and other liabilities arising out of or resulting from any claim, action, suit or proceeding by or on behalf of the Company or its Representatives that relates to any matter within the scope of the foregoing mutual releases. The foregoing mutual releases will not limit or restrict the right of either party to pursue actions to enforce the provisions of this Agreement. “Representatives” shall mean as to any person, such person’s affiliates and its and their respective directors, officers, trustees, beneficiaries, employees, agents, advisors (including financial and legal advisors, consultants, accountants and financing sources) and controlling persons.

For the purpose of implementing a full and complete release and discharge of the claims and demands that are within the respective scopes of the releases provided in this Agreement, each Party to this Agreement acknowledges and agrees that such releases are intended to include in their effect claims that the parties do not know or suspect to exist in their favor at the time of the execution of this Agreement, and this Agreement contemplates the extinguishment of all such claims and demands.
ACCORDINGLY, EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHTS OR BENEFITS UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA OR ANY EQUIVALENT STATUTE OF ANY OTHER JURISDICTION. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
9.Entire Agreement. This Agreement, along with any exhibits hereto, supersedes any and all other understandings and agreements, either oral or in writing, between the Parties with respect to the sale, assignment, transfer, and conveyance of the Transferred Shares and constitutes the sole and only agreement between the Parties with respect to the sale, assignment, transfer, and conveyance of the Transferred Shares. Each Party acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any Party or by anyone acting on behalf of any Party with respect to the sale, assignment, transfer, and conveyance of the Transferred Shares, which are not embodied in this Agreement and that no agreement, statement or promise with respect to the sale, assignment, transfer, and conveyance of the Transferred Shares that is not contained in this Agreement shall be valid or binding or of any force or effect.
10.Modification and Assignment. No change or modification of this Agreement shall be valid or binding upon the Parties unless the change or modification is in writing and signed by the Parties. This Agreement may not be assigned by either Party.
11.Headings. The headings used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
12.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE OF DELAWARE LAW THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE).
13.Legal Construction. In the event that any one or more of the provisions contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, the invalid, illegal or unenforceable provision shall not affect any other provision of this Agreement and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein. The Parties acknowledge that each Party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. No provision of this Agreement shall be deemed to have been waived by either party unless the waiver is in writing and signed by the Parties.
14.Notice. Any notice that is required or permitted to be given or delivered hereunder shall be deemed to be given or delivered only when actually received by the Party to whom the notice is addressed or when actually delivered to the address of that Party, as evidenced by a receipt signed by a person at the appropriate address, at the addresses set forth below, or at any other addresses that they have theretofore specified by written notice delivered in accordance herewith:
(a)    Notice to a Seller shall be delivered to the address set forth on such Seller’s signature page hereto.
(b)    Notice to the Purchaser shall be delivered as follows:
Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169
Attention: Chief Legal Officer
Email: dwinslow@riministreet.com
with a copy to:
Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attention: Andrew Terry, Group Vice President and Associate General Counsel, Corporate
Email: aterry@riministreet.com
15.Venue. Any legal suit, action, or proceeding arising out of or related to this Agreement or the matters contemplated hereunder shall be instituted in the state and federal courts of the United States located in the Delaware and each Party irrevocably submits to the jurisdiction of such courts in any such suit, action, or proceeding and waives any objection based on improper venue or forum non conveniens.
16.Parties Bound. The terms, provisions, warranties, representations, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.
17.Counterparts. This Agreement may be executed in two counterparts, as if the signatures to each counterpart were upon a single instrument, and both such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes, except where original signatures are herein specified.
18.Costs and Expenses. Each Party shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

19.Interpretation. The Parties acknowledge and agree that this Agreement has been negotiated at arm’s length and among parties equally sophisticated and knowledgeable in the matters covered hereby. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it is not applicable and is hereby waived.
[Signature Page Follows]

EXECUTION
IN WITNESS WHEREOF, the Purchaser has executed this Stock Purchase Agreement effective as of the Effective Date.

By: /s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chairman and Chief Executive Officer

(Signature Page to Stock Purchase Agreement)

EXECUTION

Please note that the Seller’s signature must correspond with the title on the Transferred Shares without alteration. It may be necessary to copy and submit as many Seller Signature Pages as there are different registrations of the Preferred Stock representing the Transferred Shares. If this Seller Signature Page is signed by persons acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence of their authority to so act must be submitted to the Purchaser.
IN WITNESS WHEREOF, the Seller has executed this Stock Purchase Agreement effective as of the Effective Date.

Seller:	Kingstown Partners II L.P.
By (Sign Name):	/s/ Michael Blitzer
Print Name:	Michael Blitzer
Title (if applicable):	Managing Partner
Address:	34 East 51st Street, 5th Floor New York, NY 10022
Telephone Number:	(212) 476 6908
Tax Identification or Social Security Number:	[Redacted]

(Signature Page to Stock Purchase Agreement)

EXECUTION

Please note that the Seller’s signature must correspond with the title on the Transferred Shares without alteration. It may be necessary to copy and submit as many Seller Signature Pages as there are different registrations of the Preferred Stock representing the Transferred Shares. If this Seller Signature Page is signed by persons acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence of their authority to so act must be submitted to the Purchaser.
IN WITNESS WHEREOF, the Seller has executed this Stock Purchase Agreement effective as of the Effective Date.

Seller:	Ktown L.P.
By (Sign Name):	/s/ Michael Blitzer
Print Name:	Michael Blitzer
Title (if applicable):	Managing Partner
Address:	34 East 51st Street, 5th Floor New York, NY 10022
Telephone Number:	(212) 476 6908
Tax Identification or Social Security Number:	[Redacted]

(Signature Page to Stock Purchase Agreement)

Exhibit A
Schedule of Sellers

Seller Name	Number of Transferred Shares	Total Purchase Price for Transferred Shares
Kingstown Partners II, L.P.	631	$574,735.83
Ktown, L.P.	4,369	$3,979,430.84